FIRST AMENDMENT TO THE
FUND ACCOUNTING SERVICING AGREEMENT

    THIS FIRST AMENDMENT effective as of the last date on the signature block to the Fund Accounting Servicing Agreement, dated as of October 24, 2013, as amended (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of its series named in Exhibit A hereto, (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and USBFS desire to amend Exhibit A of the Agreement to add the Rockefeller Climate Solutions Fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ John P. Buckel	By: /s/ Anita Zagrodnik
Printed Name: John P. Buckel	Printed Name: Anita Zagrodnik
Title: President	Title: Senior Vice President
Date: 6/14/21	Date: 6/30/21

Rockefeller    1

Exhibit A to the
Fund Accounting Servicing Agreement Trust for Professional Managers – Rockefeller & Co
Fund Names

Name of Series
Rockefeller Core Taxable Bond Fund
Rockefeller Equity Allocation Fund
Rockefeller Intermediate Tax Exempt National Bond Fund
Rockefeller Intermediate Tax Exempt New York Bond Fund
Rockefeller Climate Solutions Fund

Rockefeller

Amended Exhibit B - Trust for Professional Managers Fund Accounting Servicing Agreement – Rockefeller & Co

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE AT JULY 2017

Annual Fee Based Upon Average Net Assets Per Fund Complex*
___ basis points on the first $____
___ basis points on the next $____
___ basis points on the balance above $____
Minimum monthly fee: $____ per fund complex

Includes up to 2 cusips per fund
Additional fee of $____ for each additional cusip (class) above 2

Services Included in Annual Fee Per Fund
Daily Performance Reporting
Advisor Information Source Web Portal
USBFS Legal Administration (e.g., registration statement update)
Section 15(c) Reporting
$____/fund per report - first class
$____/additional class report
CCO Annual Fees (Per Advisor Relationship/Fund)*
$____ for the first fund
$____ for each additional fund
$____/sub-advisor per fund
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Rockefeller

Exhibit B (continued) to the Trust for Professional Managers Fund Accounting Servicing Agreement – Rockefeller & Co

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE AT OCTOBER 2013 FEE SCHEDULE AT OCTOBER 2013

Pricing Services
$____ Domestic and Canadian Equities/Options
$____ Corp/Gov/Agency Bonds/International Equities/Futures/Currency Rates
$____ CMOs/Municipal Bonds/Money Market Instruments/International Bonds
$____ Bank Loans
$____ Credit Default Swaps/Swaptions
$____ Basic Interest Rate Swaps
$____ /Fund per Month - Mutual Fund Pricing
$____/Foreign Equity Security per Month for Corporate Action Service
$____/Domestic Equity Security per Month for Corporate Action Service
$____/Month Manual Security Pricing (>10/day)

Factor Services (BondBuyer)
$____/CMO/Month
$____/Mortgage Backed/Month
$____/Month Minimum/Fund Group

Fair Value Services (Interactive Data)
$____ on the First 100 Securities/Day
$____ on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service and are subject to change. Use of alternative sources may result in additional fees.

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Rockefeller